UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 31, 2008

Reading International, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	1-8625	95-3885184
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Citadel Drive, Suite 300, Commerce, California		90040
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (213) 235-2240

N/A
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Amendment of Trust Preferred Securities Agreements

In February 2007, Reading International, Inc. ("RDI") and Reading New Zealand, Limited (collectively, "Reading"), issued Junior Subordinated Notes pursuant to the Indenture, dated February 5, 2007 (the “Indenture”), between Reading and Wells Fargo Bank, N.A., as trustee, in the original principal amount of $51,547,000 (the “Notes”).  The Notes are held by Reading International Trust I, a trust organized under the Amended and Restated Trust Agreement, dated February 5, 2007 (the “Trust Agreement”), among RDI, as depositor, Wells Fargo Bank, N.A., as property trustee, Wells Fargo Delaware Trust Company, as Delaware Trustee, and the administrative trustees named therein.  $50,000,000 in original liquidation amount of Trust Preferred Securities (the “Trust Preferred Securities”) was issued under the Trust Agreement.  RDI is advised that Kodiak CDO I, Ltd. and Kodiak CDO II, Ltd. (collectively, the “CDO Issuers”) hold all of the Trust Preferred Securities.  The CDO Issuers are unrelated to and unaffiliated with RDI and its affiliates, other than as holders of the Trust Preferred Securities issued by Reading International Trust I.

In order (i) to take advantage of the current illiquidity in the market for trust preferred securities and the significant discounts at which such securities are currently trading and (ii) to reduce its indebtedness on what it believes to be highly favorable terms, RDI, on December 31, 2008, entered into an agreement with the CDO Issuers pursuant to which RDI has offered to exchange at least $22,925,000 of the Preferred Securities held by the CDO Issuers for replacement securities (the "Replacement Securities") to be identified and acquired by RDI for this purpose, with the intended net effect of allowing RDI to reacquire its Trust Preferred Securities at a discount.  The offer is subject to acceptance from time to time by the manager of the CDO Issuers as and when RDI identifies and acquires the Replacement Securities.  RDI has not yet identified or acquired any Replacement Securities, and we cannot predict whether or when any exchange of Replacement Securities for Preferred Securities will occur pursuant to the agreement.

Also as part of this agreement, RDI received a waiver of all of the financial covenants in the Indenture securing the Notes underlying the Preferred Securities for the period commencing December 31, 2008 through January 1, 2018.   In consideration of this waiver, RDI agreed to pay a waiver fee, payable in three installments comprised of an initial installment of $1,083,000, which was paid on January 2, 2009, and two additional installments of $270,000 each on the third and sixth anniversaries of the grant of the waiver.   If RDI elects not to make any of the remaining installments the only effect will be a termination of the waiver going forward.    This waiver is effective whether or not any exchange transaction is completed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

READING INTERNATIONAL, INC.

Date: January 7, 2009	By:	/s/ Andrzej Matyczynski
	Name:	Andrzej Matyczynski
	Title:	Chief Financial Officer